                       PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

VALUES REMOVED FROM A GUARANTEE PERIOD ACCOUNT PRIOR TO THE END OF ITS GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT THAT MAY INCREASE OR DECREASE THE VALUES. A NEGATIVE MARKET VALUE ADJUSTMENT WILL NEVER BE APPLIED TO THE DEATH BENEFIT. A POSITIVE MARKET VALUE ADJUSTMENT, IF APPLICABLE, WILL BE ADDED TO THE DEATH BENEFIT WHEN THE BENEFIT PAID IS THE CONTRACT'S ACCUMULATED VALUE. PLEASE REFER TO THE MARKET VALUE ADJUSTMENT SECTION FOR ADDITIONAL INFORMATION.


                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of the Market Value Adjustment, plus any fees or other charges imposed. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:              Worcester, Massachusetts
Principal Office:         440 Lincoln Street, Worcester, Massachusetts 01653



This contract is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


              President                                                Secretary





              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

                    TABLE OF CONTENTS (CHANGE WHEN FINALIZED)


SPECIFICATONS                                                                  3

DEFINITIONS                                                                    7

OWNER, ANNUITANT AND BENEFICIARY                                               9


THE ACCUMULATION PHASE

      PAYMENTS                                                                11

      VALUES                                                                  11

      TRANSFER                                                                14

      WITHDRAWAL AND SURRENDER                                                14

      DEATH BENEFIT                                                           17


THE PAYOUT PHASE

      ANNUITY BENEFIT                                                         19

      TRANSFER                                                                21

      WITHDRAWAL                                                              21

      PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS                               23

      DEATH OF THE ANNUITANT                                                  23

      ANNUITY BENEFIT PAYMENT OPTIONS                                         24

      ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS                               24

      ANNUITY OPTION RATE TABLES                                              24


GENERAL PROVISIONS                                                            28

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Contract Type:                            Non-Qualified       Contract Number:                                 zz00600000
Issue Date:                               01/01/02            Annuity Date:                                    01/01/2035
                                                              (Must be at least 30 days after issue date)

Owner:                                    John Doe            Owner Date of Birth:                             01/01/1950
Joint Owner:                              Jack Doe            Joint Owner Date of Birth:                       01/01/1950

Annuitant:                                John Doe            Annuitant Date of Birth:                         01/01/1950
Joint Annuitant:                          Jack Doe            Joint Annuitant Date of Birth:                   01/01/1950

Annuitant Sex:                            Male                Beneficiary(ies):
Joint Annuitant Sex:                      Male                Primary:                       Surviving Joint Owner, if any
                                                              1st Contingent:                                    Mary Doe
                                                              2nd Contingent:                                    Sue Doe

Minimum Fixed Account                                 Minimum Additional Payment
Guaranteed Interest Rate: 3%                          Amount:                                                    $50.00

Guarantee Period Account                              Guarantee Period Account
Minimum Interest Rate:    3%                          Minimum Allocation Amount:                                 $1,000.00

Minimum Withdrawal                                    Maximum Alternative Annuity Date:                          01/01/2035
Amount:                   $100.00                     (Must be at least 30 days after issue date)

Minimum Annuity
Benefit Payment:          $20.00

Surrender Charge Table:


                                     YEARS FROM                 SURRENDER CHARGE AS A
                                     DATE OF PAYMENT            PERCENT OF THE PAYMENTS
                                     TO DATE OF WITHDRAWAL              WITHDRAWN
                                     --------------------------------------------
                                     Less Than:       1                         7 %
                                                      2                         6 %
                                                      3                         4 %
                                             Thereafter                         0%


Withdrawal Without Surrender Charge Percentage:  10% of Gross Payment Base
 (reduced by any prior Withdrawal Without Surrender Charge in the same calendar year)
Mortality and Expense Risk Charge: 1.60% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the
 Sub-Account assets.
Contract Fee: $30, if the Accumulated Value is less than $75,000.00.  Waived for 401(k)s.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653
 [(1-800-782-8380)]
Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable Sub-Account(s) is 4.75% (if a 3% AIR is chosen) or 6.75% (if a 5% AIR is chosen).

Owner:           John Doe                        Contract Number:   zzz0000000

Joint Owner:     Jack Doe

Initial Payment: $10,000.00

Payment Allocation:    The Initial Payment is allocated in the following manner:


      VARIABLE SUB-ACCOUNTS:
      ---------------------

      [ INSERT NAMES OF THE VARIABLE SUB-ACCOUNTS   ]





      FIXED ACCOUNT
      -------------

      Initial Interest Rate (applies only to Initial Payment)             [3.0%]

Owner:                 John Doe                 Contract Number:     zz00000000

Joint Owner:           Jack Doe

       GUARANTEE PERIOD ACCOUNTS:
       --------------------------

       GUARANTEE PERIOD                         INTEREST RATE                  EXPIRATION DATE
       ----------------                         -------------                  ---------------
       [2 years                                          [3.50%                       [1/01/2004
       3 years                                            3.85%                       1/01/2005
       4 years                                            4.00%                       1/01/2006
       5 years                                            4.60%                       1/01/2007
       6 years                                            4.90%                       1/01/2008
       7 years                                            5.05%                       1/01/2009
       8 years                                            5.30%                       1/01/2010
       9 years                                            5.45%                       1/01/2011
       10 years]                                          5.65%]                      1/01/2012]



Paul/Amy--please check the rates listed here.  Thanks!






--------------
   100%                   TOTAL OF ALL ACCOUNTS

Owner:          John Doe                        Contract Number:   zzz0000000

Joint Owner:    Jack Doe


APPLICABLE RIDER(S) :

[Enhanced Death Benefit Rider:

      EDB Charge:

      For amounts allocated to the variable Sub-Accounts: .25% on an annual basis of the daily value of the Sub-Account Assets.

      The EDB charge only applies during the Accumulation Phase.]

                       THIS PAGE INTENTIONALLY LEFT BLANK

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                                    DEFINITIONS

Accumulated Value             The aggregate value of all accounts in this
                              contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit             A measure used to calculate the value of a
                              Sub-Account before annuity benefit payments begin.

Annuitant                     On and after the Annuity Date, the person upon
                              whose continuation of life annuity benefit payments involving life contingency depend. Joint
                              Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                  The date annuity benefit payments begin. The
                              Annuity Date is shown on the Specifications page.
                              The Annuity Date is based on the age of the oldest
                              Owner. If there is a non-natural Owner, the Annuity Date is based upon the age of the oldest
                              Annuitant. The Annuity Date can be changed to the maximum alternative Annuity Date (see
                              Specifications page), which can be no later than the later of the oldest Owner's age ninety or ten years after the Issue Date.

Annuity Unit                  A measure used to calculate annuity benefit
                              payments under a variable annuity option.

Beneficiary                   The person, persons or entity entitled to the
                              Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Company                       First Allmerica Financial Life Insurance Company.

Contract Year                 A one-year period based on the issue date or an
                              anniversary thereof.

Effective Valuation Date      The Valuation Date on or immediately following the
                              day a Payment, request for transfer, withdrawal or surrender, or Proof of Death is received at the Principal Office.

Fixed Account                 The part of the Company's General Account to which
                              all or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account               All assets of the Company that are not allocated
                              to a Separate Account.

Gross Payment Base            Total gross payments made to the contract reduced
                              by withdrawals which exceed the Withdrawal Without
                              Surrender Charge amount.

Guarantee Period              The number of years that a Guaranteed Interest
                              Rate may be credited to a Guarantee Period
                              Account. The Guarantee Period may range from two to ten years.

Guarantee Period Account      An account which corresponds to a Guaranteed
                              Interest Rate for a specified Guarantee Period and is supported by assets in a Separate Account. The
                              Owner may only invest in a Guarantee Period
                              Account prior to the Annuity Date.

Guaranteed Interest Rate      The annual effective rate of interest, after daily
                              compounding, credited to a Guarantee Period
                              Account.

Market Value Adjustment       A positive or negative adjustment to earnings in a
                              Guarantee Period Account assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee
                              Period.

Owner The person, persons or entity entitled to exercise the rights and privileges of ownership under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Proof of Death                The date on which both the death certificate and
                              all necessary claim paperwork as determined by the Company have been received at the Principal
                              Office.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Separate Account              A segregated account established by the Company.
                              The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated Value of the contracts that apply to the Separate Account and the liabilities that vary with the experience of the Separate Account for those contracts.

State The state or jurisdiction in which the contract is issued.

Sub-Account                   A Variable Account subdivision that invests
                              exclusively in shares of a corresponding Fund.

Surrender Value               The amount payable to the Owner on full surrender
                              equal to the Accumulated Value after application of any Market Value Adjustment and less any surrender charge and Contract Fee.

Survivor Annuity Benefit      The number of Annuity Units (under a variable
Percentage                    joint life annuitization option) or the dollar
                              value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The Survivor Annuity
                              Benefit Percentage is the percentage of total
                              Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor Annuity Benefit Percentage is 66 2/3 %.
                              This percentage is only applicable after the death of the first Annuitant.

Valuation Date                A day the values of all units are determined.
                              Valuation Dates occur on each day the New York
                              Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period              The interval between two consecutive Valuation
                              Dates.

Variable Account              The Company's Separate Account, consisting of
                              Sub-Accounts that invest in the underlying Funds.

                              OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the contract will no longer continue. The Maximum Alternative Annuity Date is based upon the age of the oldest Owner.

                              The Owner may exercise all rights and options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                    Prior to the Annuity Date and prior to the death
                              of an Owner, the Owner may be changed at any time.
                              Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for contracts issued under provisions of the Internal Revenue Code.

                              An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until such time. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                              The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                     When the contract is issued, the Annuitant will be
                              as shown on the Specifications page. The Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity
                              Date, a Death Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                              A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.

Beneficiary                   The Beneficiary is as named on the Specifications
                              page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                              Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                              A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                              All benefits payable to the Beneficiary under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                              The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds        To the extent allowed by law, this contract and
                              any payments made under it will be exempt from the claims of creditors.

                              THE ACCUMULATION PHASE

                              PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax.

Initial Payment               The Initial Payment is shown on the Specifications
                              page.

Additional Payments           Prior to the Annuity Date and before the death of
                              an Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount
                              (see Specifications page). Total Payments made may not exceed $2,000,000 without the Company's consent.

Payment Allocations           Payments will be allocated in accordance with the
                              Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                              The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the money market Sub-Account.

                              VALUES

Value of the Variable         The value of a Sub-Account on a Valuation Date is
Account                       determined by multiplying the Accumulation Units
                              in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                              Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit             The value of a Sub-Account Accumulation Unit as of
Values                        any Valuation Date is determined by multiplying
                              the value of an Accumulation Unit for the preceding Valuation Date by the Net Investment
                              Factor for that Valuation Period.

Net Investment Factor         The Net Investment Factor measures the investment
                              performance of a Sub-Account from one Valuation
                              Period to the next. This factor is equal to
                              1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting
                              (c) and (d) where:

                                       (a) is the investment income of a
                                           Sub-Account for the Valuation Period,
                                           including realized or unrealized
                                           capital gains and losses during the
                                           Valuation Period, adjusted for
                                           provisions made for taxes, if any;

                                       (b) is the value of that Sub-Account's
                                           assets at the beginning of the
                                           Valuation Period;

                                       (c) is the Mortality and Expense Risk
                                           Charge applicable to the current
                                           Valuation Period (see Specifications
                                           page) plus any applicable Rider
                                           charges; and

                                       (d) is the Administrative Charge
                                           applicable to the current Valuation
                                           Period (see Specifications page).

                              The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed            Amounts allocated to the Fixed Account receive
Account                       interest at rates periodically set by the Company.
                              The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account
                              Guaranteed Interest Rate (see Specifications page).

                              The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State.

Value of the Guarantee        A Guarantee Period Account will be established on
Period Accounts               the date a net Payment or transfer is allocated to
                              a specific Guarantee Period. Amounts allocated to the same Guarantee Period Account on the same day will be treated as one Guarantee Period Account.
                              The interest rate in effect when an amount is allocated to a Guarantee Period Account is guaranteed for the duration of the Guarantee
                              Period. Additional amounts allocated to Guarantee
                              Periods of the same or different durations will result in additional Guarantee Period Accounts, each with its own Guaranteed Interest Rate and expiration date. Expiration dates for Guarantee
                              Period Accounts will be shown on the payment confirmations and on annual reports to the Owner.

                              The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest           The Company will periodically set Guaranteed
Rates                         Interest Rates for each available Guarantee
                              Period. These rates will be guaranteed for the duration of the respective Guarantee Periods. A
                              Guaranteed Interest Rate will never be less than the Guarantee Period Account Minimum Interest Rate
                              (see Specifications page).

Renewal Guarantee             At least 15 days (but not more than 45 days) prior
Periods                       to the end of a Guarantee Period, the Company will
                              notify the Owner in writing of the expiration of that Guarantee Period and of the right to reallocate and/or withdraw amounts without any Market Value Adjustment during the 30 day period following the expiration date. Following receipt of the Guarantee Period Account expiration notice, the Owner may submit a written Request to withdraw the monies in the account and/or to transfer amounts to the Sub-Accounts, the Fixed Account and/or to a new Guarantee Period Account of any duration then offered by the Company. Guaranteed
                              Interest Rates corresponding to the available
                              Guarantee Periods may be higher or lower than the previous Guaranteed Interest Rate. The Owner's reallocation is to be the date following the Guarantee Period Account's expiration date. If the
                              Owner's reallocation/withdrawal request is not received at the Principal Office by the expiration date of a Guarantee Period Account, then the day following the expiration date of the Guarantee
                              Period Account, the value will be
                              automatically applied to a new Guarantee Period
                              Account with the same duration as the expired
                              Guarantee Period Account unless:

                                 (a)   the Guarantee Period Account value is
                                       less than the Guarantee Period Account
                                       Minimum Allocation Amount (see
                                       Specifications page) on its expiration
                                       date; or

                                 (b) the Guarantee Period would extend beyond the Annuity Date or is no longer available.

                              In such cases, the Guarantee Period Account value will be transferred to the money market Sub-Account. If, however, a reallocation/withdrawal request for the prior Guarantee Period Account is received within 10 days of the renewal date, the Company will transfer and/or withdraw the payment as requested without applying a Market Value Adjustment.

Contract Fee                  Prior to the Annuity Date on each contract
                              Anniversary and when the contract is surrendered, the Company will deduct a Contract Fee (see
                              Specifications page) Pro Rata.

                              TRANSFER

                              Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the money market Sub-Account.

                              Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                              There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The contract is not designed for use by
                              individuals, professional market timing
                              organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action (including, but not limited to, limiting additional payments) to limit the use of such activities.

  Automatic Transfers         Prior to the Annuity Date, by Request, the Owner
                              may elect automatic transfers (Dollar Cost
                              Averaging) of at least $100 on a periodic basis to one or more Sub-Accounts from one of the following source accounts: (1) the Fixed Account; (2) the money market Sub-Account; or (3) any additional
                              Sub-Accounts that the Company may offer under its then current rules. Automatic transfers may not be made into the Fixed Account or into a Sub-Account that is to be used as the source account.

                              Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent contract year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement after the Company gives 30-day written notice to the Owner.) If an automatic transfer would reduce the balance in the source account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an Automatic transfer is to occur is zero or until the Owner's Request is received at the Principal Office.

  Automatic Account           Prior to the Annuity Date, by Request, the Owner
  Rebalancing                 may elect automatic rebalancing (Automatic Account
                              Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent contract year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved.
                              The arrangement will terminate when the Owner's
                              Request is received at the Principal Office. (The
                              Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

                              WITHDRAWAL AND SURRENDER

                              Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                              Any withdrawal must be at least the Minimum
                              Withdrawal Amount (see Specifications page). The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                              When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date less any surrender charge and Contract fee.

                              Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                              Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to State law.

Systematic Withdrawal         Prior to the Annuity Date, by Request, the Owner
                              may elect an automatic schedule of withdrawals
                              (Systematic Withdrawals) from amounts in the Sub-Account(s) and/or the Fixed Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The amount of each automatic withdrawal must meet the minimum withdrawal requirements discussed in the paragraph above. The
                              Owner must designate by written Request the amount of each withdrawal and the percentage of this amount which should be taken from each designated Sub-Account and/or the Fixed Account, or the Owner may elect to withdraw a specific percentage of the Accumulated Value calculated as of the withdrawal dates and may designate the percentage of this amount which should be taken from each account.

                              Systematic Withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate Systematic Withdrawals by Request to the Principal Office only.

Withdrawal Without            Prior to the Annuity Date, in each calendar year,
Surrender Charge              by Request, the Owner may take withdrawals up to
                              the Withdrawal Without Surrender Charge Amount
                              (see Specifications page) as of the Effective
                              Valuation Date.

                              The Withdrawal Without Surrender Charge will first be deducted from cumulative earnings. To the extent that it exceeds cumulative earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Withdrawal With               Any amounts withdrawn or surrendered in excess of
Surrender Charge              the Withdrawal Without Surrender Charge amount may
                              be subject to a surrender charge.

                              These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender           The surrender charge will be waived if an Owner,
Charge                        or the Annuitant if the Owner is a non-natural
                              person , is "physically disabled" after the issue date and after being named Owner or Annuitant and before attaining age 65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed
                              "physician" of its choice and at its expense.

                              "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                              No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment       A transfer, withdrawal or surrender from a
                              Guarantee Period Account after the expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A Market Value Adjustment will apply to all other transfers, withdrawals, or surrenders from a Guarantee Period Account.
                              Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals and a Market Value Adjustment may apply. The Market Value Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee
                              Period Account is equal to:

                                                            n/365
                                         [(1 + i) / (1 + j)]     -1

                              where:

                                    i - is the Guaranteed Interest Rate
                                    expressed as a decimal being credited to the current Guarantee Period ;

                                    j - is the new Guaranteed Interest Rate, expressed as a decimal, for a Guarantee Period with a duration equal to the number of years remaining in the current Guarantee Period, rounded to the next nearest number of whole years. If this rate is not available, then the Company will employ a method based on the U.S. Industrial BBB Bond Indices published in Standard and Poor's Credit Week. These indices are contained in a table titled "Treasury and Corporate Bond Yields". j will be equal to the index (at the time of the calculation of the Market Value Adjustment) at a duration equal to the number of years remaining in the initial guarantee period, rounded to the nearest number of whole years less 2.55%. If a duration is not available in the table, an index will be calculated by linearly interpolating between the next highest and next lowest index in the table.

                                    n - is the number of days remaining from the Effective Valuation Date to the end of the current Guarantee Period.

                              If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value (negative Market Value Adjustment). Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value (positive Market Value Adjustment). A positive or negative Market Value Adjustment will never result in a change to the Guarantee Period Account Value more than the interest earned in excess of the Minimum Guarantee Period Account Interest Rate (see Specifications page) compounded daily from the beginning of the current Guarantee Period Account.

                              This calculation creates a ceiling (capped) and a floor (uncapped) that limits the impact a Market Value Adjustment will have when money is withdrawn, transferred or surrendered prior to the expiration of the Guarantee Period. Examples of this are as follows:

                                     The market value factor is:
                                                   n/365
                                     [(1+i)/(1+j)]      -1

                                     The following examples assume:

                                        -  A payment of $50,000 was allocated to
                                           a ten-year Guarantee Period Account
                                           with a Guaranteed Interest Rate of
                                           8%;
                                        -  The date of surrender is seven years
                                           (2,555 days from the expiration date;
                                        -  The value of the Guarantee Period
                                           Account is equal to $62,985.60 at the
                                           end of three years;
                                        -  No transfers or withdrawals affecting
                                           this Guarantee Period Account have
                                           been made and
                                        -  the Guarantee Period Account Minimum
                                           Interest Rate is 3%.


                                    NEGATIVE MARKET VALUE ADJUSTMENT (UNCAPPED):
                                    --------------------------------------------
                                    Assume that on the date of surrender, the current rate (j) is 10.00% or 0.10

     The market value factor                            n/365
                                    =      [(1+i)/(1+j)]     -1
                                                            2555/365
                                    =      [(1+.08)/(1+.10)]        -1
                                                   7
                                    =      (.98182) -1
                                    =      -.12054

     The market value adjustment    =      the market value factor multiplied by
                                           the withdrawal
                                    =      -.12054  x $62,985.60
                                    =      -$7,592.11

                                    POSITIVE MARKET VALUE ADJUSTMENT (UNCAPPED):
                                    --------------------------------------------
                                    Assume that on the date of surrender, the current rate (j) is 7.00% or 0.07

     The market value factor                            n/365
                                    =      [(1+i)/(1+j)]     -1
                                                           2555/365
                                    =      [(1+.08)/(1+.07)        -1
                                                    7
                                    =      (1.00935) -1
                                    =      .06728
     The market value adjustment    =      the market value factor multiplied by
                                           the withdrawal
                                    =      .06728 x $62,985.60
                                    =      $4,237.90

                                    NEGATIVE MARKET VALUE ADJUSTMENT (CAPPED):
                                    --------------------------------------------
                                    Assume that on the date of surrender, the current rate (j) is 11.00% or 0.11

     The market value factor                            n/365
                                    =      [(1+i)/(1+j)]     -1
                                                           2555/365
                                    =      [(1+.08)/(1+.11)        -1
                                                   7
                                    =      (.97297) -1
                                    =      -.17454
     The market value adjustment    =      Maximum of the market value factor
                                           multiplied by the withdrawal or the
                                           negative of the excess interest
                                           earned over 3%
                                    =      Maximum (-.17454 x $62,985.60 or -
                                                            3        3
                                           $50,000 x [(1.08)  -(1.03) ]
                                    =      Maximum (- $10,992.38 or -$8,349.25)
                                    =      -$8,349.25

                                    POSITIVE MARKET VALUE ADJUSTMENT (CAPPED):
                                    --------------------------------------------
                                    Assume that on the date of surrender, the current rate (j) is 5.00% or 0.05

     The market value factor                            n/365
                                    =      [(1+i)/(1+j)]     -1
                                                           2555/365
                                    =      [(1+.08)/(1+.05)        -1
                                                    7
                                    =      (1.02857) -1
                                    =      .21798
     The market value adjustment    =      Minimum of the market value factor
                                           multiplied by the withdrawal or the
                                           excess interest earned over 3%
                                    =      Minimum of (.21978x$62,985.60 or
                                           $8,349.25)
                                    =      Minimum of ($13,729.78 or $8,349.25)
                                    =      $8,349.25

                              DEATH BENEFIT

                              At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                 The Death Benefit will be the greater of:

                                 (a)   the Accumulated Value on the Effective
                                       Valuation Date, increased by any positive
                                       Market Value Adjustment; or

                                 (b) the sum of the gross payments made under this contract prior to the date of death, proportionately reduced to reflect all partial withdrawals.

                                       For each withdrawal, the proportionate
                                       reduction is calculated by multiplying
                                       the Death Benefit under the (b) option,
                                       immediately prior to the withdrawal, by
                                       the following:

                                               Amount of the withdrawal
                                               ------------------------
                                       Accumulated Value immediately prior to
                                       the withdrawal

                              For example assume:

                              - the amount of the withdrawal is $5,000
                              - the Accumulated Value immediately prior to the
                                withdrawal is $100,000
                              - the death benefit under (b) above, before the
                                withdrawal deduction, is $110,000.

                                Amount of the withdrawal           $5,000
                              ----------------------------         ------
                              Accumulated Value immediately =      $100,000     =    5%
                                prior to the withdrawal

                              Therefore, the death benefit under (b) above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .05 = $104,500.

Payment of the Death          Unless the Owner has specified otherwise, the
Benefit                       Death Benefit will be paid to the Beneficiary
                              within 7 days of the Effective Valuation Date.
                              Alternatively, the Beneficiary may, by a Request in writing, elect to:

                                 (a) defer distribution of the Death Benefit for a period no more than 5 years from the date of death; or

                                 (b) receive distributions over his/her life expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.

                              If distribution of the Death Benefit is deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the money market Sub-Account. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                              If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                       (a) any value in the Guarantee Period
                                       Accounts will be transferred to the money market Sub-Account;

                                       (b) the excess, if any, of the Death
                                       Benefit over the contract's Accumulated
                                       Value will be also transferred to the
                                       money market Sub-Account;

                                       (c) additional Payments may be made; and

                                       (d) any subsequent spouse of the new
                                       Owner, if named as the Beneficiary, may
                                       not continue the contract.






















                                THE PAYOUT PHASE

                                 ANNUITY BENEFIT

Annuity Options               Annuity Options are available on a fixed, variable
                              or combination fixed and variable basis. The
                              Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with 10 Years Period
                              Certain option.

                              Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity          The Owner must select an Annuity Benefit Payment
Benefit Payments              Option prior to or after the issue date but before
                              the Annuity Date. Annuity benefit payments will be paid monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment
                              (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal
                              Office before any payment is made. Also, if a life annuity option has been elected, from time to time, the Company may require satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this contract are not less than those required by the State.

Selection or Change           The Owner must select an Annuity Date when
Of Annuity Date               selecting an Annuity Benefit Payment Option. Prior
                              to such Annuity Date, the Owner may change the Annuity Date by Request. The Request must be received at the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new
                              Annuity Date must be no later than the Maximum
                              Alternative Annuity Date shown on the
                              Specifications page, which can be no later than the later of the oldest Owner's age ninety or ten years after the Issue Date.

Annuity Benefit Payment       In the case of a variable annuity option, the
Change Frequency              Owner must select an Annuity Benefit Payment
                              Change Frequency. This is the frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual
                              Annuity Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment            In the case of a variable annuity option, the
Return                        Owner must select an Assumed Investment Return
                              ("AIR") from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account
                              (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant.
                              If the actual performance is greater than the AIR, the annuity benefit payment will increase. If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Annuity Value                 The Annuity Value will be the Accumulated Value,
                              after application of any Market Value Adjustment, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                              The amount of the first annuity benefit payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

                              The annuity benefit payments under the contract will be equal to or greater than the annuity benefit payments under a single premium immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                        (a) the Surrender Value of the contract;
                                            or

                                        (b) 95% of the Accumulated Value of the
                                            contract.

                              In addition, the fixed annuity benefit payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values           A Sub-Account Annuity Unit Value on any Valuation
                              Date is equal to its value on the preceding
                              Valuation Date multiplied by the product of:

                                   (a) a discount factor equivalent to the
                                       Assumed Investment Return, calculated on a daily basis; and

                                   (b) the Net Investment Factor of the
                                       Sub-Account funding the annuity benefit
                                       payments for the applicable Valuation
                                       Period.

                              The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                              Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                              Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units       For each Sub-Account the number of Annuity Units
                              determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity            Annuity Benefit Payments are paid to the Owner. By
Benefit Payments              Request in writing, the Owner may direct that
                              payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                   (a) If the deceased Owner was the sole Owner,
                                       then the remaining annuity benefit
                                       payments will be payable to the
                                       Beneficiary in
                                       accordance with the terms of the Annuity
                                       Option selected. Upon the death of a sole
                                       Owner, the Beneficiary becomes the Owner of the contract.

                                   (b) If the contract has joint Owners, then
                                       the remaining annuity benefit payments
                                       will be payable to the surviving joint
                                       Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the contract.

                              TRANSFER

                              After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-accounts by Request to the Principal Office.

                              Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                              There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The contract is not designed for use by
                              individuals, professional market timing
                              organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

                              By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent contract year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

                              WITHDRAWAL

                              Present Value Withdrawals may be made in accordance with this provision after the Annuity Date and prior to the death of the Annuitant. Withdrawals are available if one of the following Annuity Options is selected:

                                (a) Payments Guaranteed for a Specified Number
                                    of Years Annuity or

                                (b) Life with Payments for a Guaranteed for a
                                    Specified Number of Years Annuity Over the life of the contract, the Owner may request withdrawals that represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                                    For the Life with Payments Guaranteed for a Specified Number of Years Annuity Option, only one Request for a withdrawal may be made each calendar year.

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                               Amount of the withdrawal
                                               ------------------------
                                    Present Value of all remaining fixed
                                     guaranteed annuity benefit payments
                                    immediately prior to the withdrawal.

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces any
                                    remaining guaranteed payments. The
                                    proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                               Amount of the withdrawal
                                               ------------------------
                                    Present Value of all remaining variable
                                      guaranteed annuity benefit payments
                                      immediately prior to the withdrawal.

                                    If an Annuitant is still living after there are no remaining guaranteed payments under a Life with Payments Guaranteed for a Specified Number of Years Annuity Option:

                                      (a) for variable Annuity Options, the
                                          number of Annuity Units will increase
                                          to the number of Annuity Units payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                                      (b) for fixed Annuity Options, the dollar
                                          amount of the annuity benefit payments
                                          will increase to the amount payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                                    Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts applied under a variable Annuity Option for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays;
                                    (2) the Securities and Exchange Commission by order has permitted such a suspension; or
                                    (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                                    Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to State law.

                                    PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                                    For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                                    DEATH OF THE ANNUITANT

                                    Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

                                    ANNUITY BENEFIT PAYMENT OPTIONS

                                    PERIOD CERTAIN ANNUITY:

                                    Periodic annuity benefit payments for a
                                    chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                                    LIFE ANNUITY:

                                          (a) Single Life - Periodic annuity
                                              benefit payments during the
                                              Annuitant's life. The annuity
                                              benefit payments do not continue
                                              after the death of the Annuitant.

                                          (b) Joint and Survivor - Periodic
                                              annuity benefit payments during
                                              the joint lifetime of the Joint
                                              Annuitants. For variable options,
                                              after the first death, the number
                                              of units in each payment during
                                              the lifetime of the survivor is
                                              equal to the total number of units
                                              multiplied by the Survivor Annuity
                                              Benefit Percentage. For fixed
                                              options, after the first death,
                                              the dollar amount of each payment
                                              during the lifetime of the
                                              survivor is equal to the dollar
                                              value of each payment paid prior
                                              to such death multiplied by the
                                              Survivor Annuity Benefit
                                              Percentage.

                                    LIFE ANNUITY GUARANTEE OPTIONS

                                    If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                                    PERIOD CERTAIN

                                    Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

                                    CASH BACK

                                    Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                                    ANNUITY OPTION RATE TABLES

                                    The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

                              ANNUITY OPTION TABLES

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

     AGE                LIFE ANNUITY WITH                              LIFE                                LIFE ANNUITY
   NEAREST           10 YEARS PERIOD CERTAIN                          ANNUITY                              WITH CASHBACK
   PAYMENT

                  MALE       FEMALE        UNISEX         MALE         FEMALE       UNISEX         MALE         FEMALE       UNISEX
      50          4.05        3.81          3.91          4.08          3.83         3.93          3.90          3.72         3.79

      51          4.11        3.87          3.97          4.15          3.89         3.99          3.96          3.77         3.85
      52          4.18        3.93          4.03          4.22          3.95         4.06          4.01          3.82         3.90
      53          4.25        3.99          4.10          4.30          4.01         4.13          4.07          3.88         3.96
      54          4.33        4.06          4.17          4.38          4.08         4.20          4.14          3.94         4.02
      55          4.41        4.13          4.24          4.46          4.15         4.28          4.20          3.99         4.07

      56          4.49        4.20          4.32          4.55          4.23         4.36          4.27          4.06         4.14
      57          4.58        4.28          4.40          4.65          4.31         4.45          4.34          4.12         4.21
      58          4.68        4.36          4.49          4.75          4.40         4.54          4.42          4.19         4.28
      59          4.78        4.45          4.58          4.86          4.49         4.64          4.50          4.26         4.36
      60          4.88        4.54          4.67          4.98          4.59         4.74          4.58          4.34         4.44

      61          4.99        4.63          4.77          5.10          4.69         4.85          4.67          4.42         4.52
      62          5.10        4.73          4.88          5.23          4.80         4.97          4.76          4.50         4.60
      63          5.23        4.84          4.99          5.37          4.92         5.10          4.85          4.59         4.69
      64          5.35        4.95          5.11          5.52          5.04         5.24          4.95          4.68         4.79
      65          5.48        5.07          5.24          5.69          5.18         5.38          5.06          4.78         4.89

      66          5.62        5.20          5.37          5.86          5.32         5.54          5.17          4.89         5.00
      67          5.77        5.33          5.51          6.04          5.47         5.70          5.28          4.99         5.11
      68          5.92        5.47          5.65          6.24          5.64         5.88          5.40          5.11         5.23
      69          6.07        5.62          5.80          6.45          5.82         6.07          5.52          5.23         5.35
      70          6.23        5.78          5.96          6.67          6.01         6.27          5.66          5.36         5.48

      71          6.39        5.94          6.12          6.90          6.21         6.49          5.79          5.49         5.61
      72          6.56        6.11          6.29          7.16          6.44         6.72          5.94          5.63         5.75
      73          6.73        6.29          6.47          7.43          6.68         6.98          6.09          5.78         5.90
      74          6.90        6.48          6.65          7.71          6.94         7.25          6.24          5.94         6.06
      75          7.08        6.67          6.83          8.02          7.22         7.54          6.41          6.11         6.23


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                                          JOINT AND SURVIVOR LIFE ANNUITY
                                                      OLDER AGE

                                          50        55        60        65         70        75        80
Y            50                           3.53      3.61      3.68      3.73       3.76      3.79      3.80

O            55                                     3.77      3.88      3.97       4.04      4.08      4.11

U            60                                               4.10      4.25       4.36      4.45      4.50

N            65                                                         4.55       4.74      4.90      5.01

G            70                                                                    5.16      5.43      5.64

E            75                                                                              6.02      6.41

R            80                                                                                        7.25

A

G

E

                                          JOINT AND TWO-THIRDS SURVIVOR LIFE ANNUITY
                                                           OLDER AGE

                                          50        55        60        65         70        75        80
Y            50                           3.80      3.93      4.09      4.25       4.43      4.61      4.80

O            55                                     4.11      4.29      4.49       4.70      .491      5.13

U            60                                               4.53      4.77       5.02      5.29      5.55

N            65                                                         5.09       5.42      5.75      6.07

G            70                                                                    5.88      6.31      6.75

E            75                                                                              6.99      7.59

R            80                                                                                        8.58

A

G

E


            These tables are based on an annual interest rate of 3 %
                      and the Annuity 2000 Mortality Table

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                               NUMBER OF            VARIABLE OR FIXED ANNUITY FOR A
                                  YEARS                      CERTAIN PERIOD
                                    10                                9.61

                                    15                                6.87

                                    20                                5.51

                                    25                                4.71

                                    30                                4.18


            These tables are based on an annual interest rate of 3%
                     And the Annuity 2000 Mortality Tables.

                                    GENERAL PROVISIONS

Entire Contract                     The entire contract consists of this
                                    contract, any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by an Owner, unless a copy of the application containing such statements is attached to the contract when issued. This contract is delivered in and governed by the laws of the State.

Misstatement of Age                 If the age or sex of an individual is
or Sex                              misstated, the Company will adjust all
                                    benefits payable to that which would be
                                    available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

Failure to Notify Company
of Annuitant Death                  After the Annuity Date and once notified of
                                    the Annuitant's death, the Company reserves the right to recover any overpaid annuity benefit payments.

Modifications                       Only the President or Vice President of the
                                    Company, with prior approval of the
                                    Superintendent of Insurance, may modify or waive any provisions of this contract.
                                    Agents or Brokers are not authorized to do so. Modifications will not be affected by written endorsement signed by the appropriate officer.

Incontestability                    The Company cannot challenge the validity of
                                    this contract after it has been in force for more than two years from the date of issue.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                       The Company will furnish an annual report to
                                    the Owner containing a statement of the
                                    number and value of Accumulation Units
                                    credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period
                                    Accounts, the amount of the death benefit, the Surrender Value and any other information required by applicable law, rules and regulations.

Addition, Deletion, or              The Company reserves the right, subject to
Substitution of                     compliance with applicable law and prior
Investments                         approval of the Superintendent of Insurance,
                                    to add to, delete from, or substitute for the shares of a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.

                                    The Company will not substitute shares
                                    attributable to any interest in a
                                    Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                                    The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the

                                    Company considers appropriate. Each new
                                    Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State.

Changes in Law                      The Company reserves the right, with prior
                                    approval of the Superintendent of Insurance and the Owner, to make any changes to provisions of the contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name                      Subject to compliance with applicable law
                                    and with prior approval of the
                                    Superintendent of Insurance and the Owner, the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently
Considerations                      subject to tax, but the Company reserves the
                                    right to assess a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units                  The Company reserves the right to split the
                                    value of a unit, either to increase or
                                    decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                                    Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Insulation of Separate              The investment performance of Separate
Account                             Account assets is determined separately from
                                    the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.

Voting Rights                       The Company will notify Owners with voting
                                    interest of any shareholders meeting at
                                    which Fund shares held by each sub-account will be voted and will provide proxy materials, together with a form to be used to give voting instructions to the Company.
                                    The Company will vote Fund shares for which no timely instructions have been received in the same proportion as shares of that Fund for which instructions have been received.

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating